                                                                   EXHIBIT 10.14

                          PREMIERE TECHNOLOGIES, INC.
                          ---------------------------
                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------


     THIS AGREEMENT is made and entered into by and between Premiere Technologies, Inc. (the "Company"), a Georgia corporation, and Harvey A. Wagner (the "Executive"), effective as of May 4, 1998.

                              BACKGROUND STATEMENT
                              --------------------

     The Company and its subsidiaries are in the business of designing, developing, marketing, selling and providing enhanced communications services, and in connection therewith the Company and its subsidiaries have developed, and expect to develop, trade secrets and methods of conducting business which are worthy of protection. The Executive has substantial business experience and expertise. The Company considers it to be in its best interest to have the benefit of the Executive's services as provided in this Agreement, and the Executive is willing to render such services to the Company in accordance with the provisions of this Agreement.

     THEREFORE, in consideration of and reliance upon the foregoing background statement and the representations and warranties contained in this Agreement, the Company and the Executive agree to the following provisions:

                                     TERMS
                                     -----

Section 1. Duties.
           ------

     The Company hereby agrees to employ the Executive as its Executive Vice President of Finance and Administration and Chief Financial Officer. The Executive will have the powers, duties and responsibilities from time to time assigned to him by the Company's board of directors (the "Board") or its Chief Executive Officer, and the Executive will report directly to the Chief Executive Officer of the Company. During the term of his employment under this Agreement, the Executive will devote substantially all of his business time to faithfully and industriously perform his duties and promote the business and best interests of the Company.

Section 2. Compensation.
           ------------

     Section 2.1. Base Salary.  During the term of the Executive's employment
                  -----------
under this Agreement, the Company will pay the Executive a base salary at the annual rate of $350,000, payable in accordance with the Company's standard payroll practices. At the beginning of each year after 1998 during the term of this Agreement, the Executive will be entitled to an increase in his base salary equal to 5% of the previous year's base salary.

     Section 2.2. Bonus Compensation. In addition to his base salary, the
                  ------------------
Executive will be entitled to receive an annual bonus equal to one-third (1/3) of his base salary, with the specific requirements of such bonus to be mutually agreed upon by the Company and the Executive. The Executive will also be entitled to any other bonus compensation provided for by resolution of the Board or its Compensation Committee.

     Section 2.3.  Employee Benefits.  During the term of his employment under
                   -----------------
this Agreement, the Executive will be entitled to participate in all employee benefit programs, including any pension, profit-sharing, or deferred compensation plans, any medical, health, dental, disability and other insurance programs and any fringe benefits, such as club dues (including Standard Club, Buckhead Club and airline club dues), professional dues, the cost of an annual medical examination and the cost of professional fees associated with tax planning and the preparation of tax returns, on a basis at least equal to the other senior executives of the Company. In addition to such benefits, the Company will purchase and maintain a variable life insurance policy in the minimum amount of $1,000,000 on the life of and in the name of the Executive, and such other insurance as the Board may determine. The Executive or the Company as his designee shall be the owner of such insurance policy. The Executive shall have all rights pursuant thereto, including, without limitation, the right to transfer ownership and designate beneficiaries. Notwithstanding anything else contained in this Agreement, after termination or expiration of his employment under this Agreement, the Executive will be entitled to participate for an additional eighteen (18) months in any medical, health, dental, disability or similar programs on the same basis as during his employment (including payment by the Company of the costs and expenses associated with such programs on the same terms as during the time the Executive was employed with the Company), and in meeting its obligations under this provision the Company will take all actions which may be necessary or appropriate to comply with criteria set forth by the Company's insurance carriers and other program providers (including the continued employment of the Executive in some nominal capacity, if necessary).

     Section 2.4.  Reimbursement of Expenditures.  The Company will reimburse
                   -----------------------------
the Executive for all reasonable expenditures incurred by the Executive in the course of his employment or in promoting the interests of the Company, including expenditures for (i) transportation, lodging and meals during overnight business trips, (ii) business meals and entertainment, (iii) supplies and business equipment, (iv) long-distance telephone calls and (v) membership dues of business associations. Notwithstanding the foregoing, the Company will have no obligation to pay reimbursements under this Section 2.4 unless the Executive submits timely reports of his expenditures to the Company in the manner prescribed by the Board and the rules and regulations underlying Section 162 of the Internal Revenue Code (the "Code").

     Section 2.5. Transition Loan.  The Company will make a $100,000 loan to the
                  ---------------
Executive, which will be paid to the Executive at his request, and which will be evidenced by a Promissory Note in substantially the form attached hereto as Exhibit A (the "Note"). The Company shall forgive 50% of the outstanding amount of the Note, including accrued interest thereon, on the first anniversary of the date of this Agreement if the Executive is employed by the Company on that date, and shall forgive the remaining amount of the Note, including accrued interest thereon, on the second anniversary of the date of this Agreement if the Executive is employed by the

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Company on that date. The foregoing notwithstanding, if the Company terminates the Executive's employment without "cause" (as defined in Section 5.1 hereof), then in addition to any other rights or remedies the Executive may have, the entire amount of the Note then outstanding, including accrued interest thereon, will be forgiven by the Company. Likewise, the Loan will be forgiven in its entirety by the Company if there is a Change in Control of the Company. For the purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

        (a) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
     (B) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a "Subsidiary"), or (ii) the Company or any Subsidiary, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (a); or

        (b) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c) Approval by the shareholders of the Company of:

              (i) a merger, consolidation, reorganization or other business combination involving the Company, unless:

                   (A) the shareholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own, directly or indirectly, immediately following such a merger, consolidation, reorganization or other business combination, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or other business combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination, and

                   (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the Agreement providing for such merger, consolidation, reorganization or other business combination constitute at least 80% of the members of the board of directors of the Surviving Corporation. (A transaction described in clauses (A) and (B) above shall hereinafter be referred to as a "Non-Control Transaction.")

              (ii)   A complete liquidation or dissolution of the Company; or

              (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Section 2.6. Severance Pay. If the Executive terminates his employment with
                  -------------
the Company after November 4, 1998 but on or before May 4, 1999, or if the Company terminates the Executive's employment at any time on or before May 4, 1999, the Executive will be entitled to receive severance pay equal to the Executive's base salary in effect on the date of termination, payable in accordance with the Company's standard payroll practices over the next twelve
(12) month period following the date of termination. If (a) the Company terminates the Executive's employment under this Agreement without "cause" after May 4, 1999 but before a Change in Control of the Company, or (b) during the twenty-four (24) month period following a Change in Control of the Company the Executive's employment with the Company is terminated (i) by the Executive for any reason or (ii) by the Company for any reason other than "cause," then in addition to any other rights or remedies the Executive may have, the Executive will be entitled to receive severance pay equal to two and one-half (2 1/2) times the Executive's base salary in effect at the date of termination, payable in accordance with the Company's standard payroll practices over the twelve (12) month period following the date of termination. In addition, the Executive shall be entitled to any prorated bonus payment to which the Executive is entitled as of the date of termination as calculated pursuant to Section 5.2 hereof.

     Section 2.7.  Disability of Executive.  If during the term of the
                   -----------------------
Executive's employment under this Agreement, the Executive, in the opinion of a majority of the Board (excluding the Executive if he is serving on the Board), as confirmed by competent medical evidence, becomes physically or mentally unable to perform his duties for a continuous period ("Disability"), then for the first year of his Disability the Executive will receive his full base salary and for the next six months of his Disability he will receive one-half of his base salary. (The Company may satisfy this obligation in whole or in part by payments to the Executive provided through disability insurance.) The Company will not, however, be obligated to pay any salary to the Executive under this Section beyond expiration of his term of employment hereunder. Nor will the Company be obligated to pay bonus compensation or an automobile allowance with respect to the period of Disability. Bonus compensation in this circumstance will be a pro rata portion of the bonus the Executive would have earned absent the period of Disability based upon the number of days during the fiscal year the Executive was not Disabled. When the Executive is again able to perform his duties he will be entitled to resume his full position and salary. If the Executive's Disability endures for a continuous period of 18 months, then the Company may terminate the Executive's employment under this Agreement after delivery of ten days written notice. The Executive hereby agrees to submit himself for appropriate medical examination by a physician selected by the Company for the purposes of this Section 2.7.

     Section 2.8.  Death of Executive.  In addition to any other rights and
                   ------------------
benefits inuring to the estate of the Executive upon his death under this Agreement, any benefit plan maintained by the Company or otherwise, within forty-five (45) days after the Executive's death during the term of this Agreement, the Company will pay to the Executive's estate, or his heirs, the amount of any accrued and unpaid base salary (determined as of the date of death) and accrued and unpaid bonus compensation determined as if the Company's fiscal year ended at the date of death. In addition, the Company will pay to the Executive's spouse (or if she is not alive, to his estate or heirs) a death benefit of $5,000.

     Section 2.9.  Automobile Allowance.  During the term of his employment
                   --------------------
under this Agreement, the Company will pay the Executive a monthly automobile allowance of $1,000.

     Section 2.10.  Vacation.  The Executive will be entitled to three weeks
                    --------
paid vacation annually. Unused vacation time will accumulate and carryover to subsequent years. Any unused vacation at the date of termination of this Agreement (for any reason) will be paid to the Executive.

Section 3. Certain Additional Payments by the Company.
           ------------------------------------------

     Section 3.1.  Amount of Additional Payment.  Anything in this Agreement to
                   ----------------------------
the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 3) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     Section 3.2.  Determinations.  Subject to the provisions of Section 3.3,
                   --------------
all determinations required to be made under this Section 3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen LLP or such other certified public

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accounting firm as may be designated by the Executive (the "Accounting Firm")
which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 3.3 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     Section 3.3. Contest of Claims. The Executive shall notify the Company in
                  -----------------
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (a) give the Company any information reasonably requested by the Company relating to such claim,

          (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (c) cooperate with the Company in good faith in order effectively to contest such claim, and

          (d) permit the Company to participate in any proceedings relating to such claim;

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

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses, including reasonable attorneys' fees incurred by the Executive. Without limitation of the foregoing provisions of this Section 3.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     Section 3.4. Refunds. If, after the receipt by the Executive of an amount
                  -------
advanced by the Company pursuant to Section 3.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 3.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 3.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

Section 4.  Term of Employment.
            ------------------

     The Executive's initial term of employment under this Agreement will begin on May 4, 1998 and will expire on May 4, 2001. The initial term of employment will automatically renew for an additional one-year period upon the foregoing expiration, and thereafter upon the expiration of any renewal term provided by this Section 4, unless the Company or the Executive provides written notice to the other party at least thirty (30) days prior to expiration that such party does not want this Agreement to renew.

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

Section 5.  Termination of Employment.
            -------------------------

     Section 5.1.  Termination by the Company.  The Company may terminate the
                   --------------------------
Executive's employment under this Agreement for "cause," as defined herein, or for Disability, as described in Section 2.7 of this Agreement. For purposes of this Agreement, "cause" is defined to mean such act, omission or course of conduct of the Executive that is (a) continuing willful misconduct that is demonstratably injurious to the Company, monetarily or otherwise; (b) the commission of a felony involving the Company and/or its business and suggesting moral turpitude on the part of the Executive; (c) improper or unethical business activity, which is defined as the Executive's fraud, misappropriation, embezzlement, dishonesty, unlawful harassment or gross negligence; or (d) a breach of any material term or covenant of this Agreement. Termination for cause will not be effective unless the Company delivers to the Executive thirty (30) days advance written notice setting forth in reasonable detail the allegations of cause, and the Executive does not correct the acts or omissions documented in such notice within such 30-day period. For purposes of this Agreement, any significant change to the Executive's title, his powers, duties or responsibilities, or his employee benefits or working conditions, or any relocation of his workplace outside of Atlanta, Georgia, will, at the option of the Executive, constitute a termination of his employment by the Company without cause. Notwithstanding anything else contained in this Agreement, if, for any reason whatsoever, the Company terminates the Executive's employment, then the Company will reimburse the Executive for all reasonable costs and expenses incurred by him (including attorneys' fees, court costs and the costs of paralegal and other legal or investigative support personnel) connected with investigating, preparing, defending or appealing any litigation or similar proceeding arising out of this Agreement, whether commenced or threatened. Such reimbursements will be paid in advance of the final disposition of such litigation within 10 days after the Executive submits requests for reimbursement along with supporting invoices.

     Section 5.2.  Termination by the Executive.  The Executive may terminate
                   ----------------------------
his employment under this Agreement thirty (30)days after giving written notice to the Company. If the Executive terminates his employment under this Agreement, then he will be entitled to pro rata portions of his base salary and bonus compensation with respect to the fiscal year in which the termination occurs (based on the number of days the Executive is employed by the Company during such fiscal year) as well as any accrued but unpaid base salary, and if the conditions of Section 2.6 hereof are met, he shall be entitled to severance payments thereunder.

Section 6.  Restrictive Covenants.
            ---------------------

     Section 6.1.  Prohibited Activities.  During the term of his employment
                   ---------------------
under this Agreement and for a period of one (1) year thereafter, the Executive will not, within the United States, either directly or indirectly, on his own behalf or on behalf of or in conjunction with any person or entity:

          (a) Perform financial or administrative services for any other person or entity engaged in the design, development, marketing, sale or provisioning of enhanced communications services, including enhanced calling services, voice messaging services, enhanced electronic documentation distribution services, video and data conferencing services, computer telephony services, and Internet telephony services;

          (b) Induce any person who is an employee, officer, agent, affiliate, supplier, client or customer of the Company to terminate such relationship or refuse to do business with the Company; or

          (c) Solicit, direct, take away, interfere with, or endeavor to entice away from the Company any person, company, firm, institution, or other entity that has purchased products or services from the Company.

     Section 6.2.  Trade Secrets.  The Executive acknowledges and recognizes
                   -------------
that during his employment with the Company he may acquire Trade Secrets or Confidential Business Information.

          (a) The Executive agrees to maintain in strict confidence, and not use or disclose except pursuant to written instructions from the Company, any Trade Secret (as hereinafter defined) of the Company, for so long as the pertinent data or information remains a Trade Secret, provided that the obligation to protect the confidentiality of any such information or data shall not be excused if such information or data ceases to qualify as a Trade Secret as a result of the acts or omissions of the Executive.

          (b) The Executive agrees to maintain in strict confidence and not to use or disclose any Confidential Business Information (as hereinafter defined) during his employment with the Company and for a period of one (1) year thereafter.

          (c) The Executive may disclose Trade Secrets or Confidential Business Information pursuant to any order or legal process requiring him (in his legal counsel's reasonable opinion) to do so, provided that the Executive shall first have notified the Company in writing of the request or order to so disclose the Trade Secrets or Confidential Business Information in sufficient time to allow the Company to seek an appropriate protective order.

          (d) "Trade Secret" shall mean any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a plan, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          (e) "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment with the

     Company, including without limitation oral and written information concerning the Company's financial positions and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information.

     Section 6.3.  Property of the Company.  The Executive acknowledges that all
                   -----------------------
confidential information relating to computer software or hardware currently utilized by the Company or incorporated into its products and all such information the Company currently plans to utilize or incorporate into its products is the exclusive property of the Company. Furthermore, the Executive agrees that all discoveries, inventions, creations and designs of the Executive during the course of his employment pursuant to this Agreement will be the exclusive property of the Company.

     Section 6.4.  Remedies.  In the event the Executive violates or threatens
                   --------
to violate the provisions of this Section 6, damages at law will be an insufficient remedy and the Company will be entitled to equitable relief in addition to any other remedies or rights available to the Company and no bond or security will be required in connection with such equitable relief.

     Section 6.5.  Counterclaims.  The existence of any claim or cause of action
                   -------------
the Executive may have against the Company will not at any time constitute a defense to the enforcement by the Company of the restrictions or rights provided by this Section 6.

Section 7.  Service as Director.
            -------------------

     Subject to his election by the shareholders, the Executive agrees to serve as a director of the Company if nominated.

Section 8.  Indemnification.
            ---------------

     The indemnification rights provided under this Agreement are intended to be in addition to, not in lieu of, the indemnification rights provided in that certain Officer's Indemnification Agreement dated April 1, 1998 by and between the Company and the Executive, and should in no way be interpreted to limit the Executive's rights under that Agreement or applicable provisions of Georgia law.

     Section 8.1.  Non-Derivative Actions.  The Company will indemnify the
                   ----------------------
Executive if he becomes a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal, provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in, and not opposed to, the best interests of the Company or, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 8.2.  Derivative Actions.  The Company will indemnify the Executive
                   ------------------
if he becomes a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal; provided that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

     Section 8.3.  Advancement of Expenses.  Expenses incurred by the Executive
                   -----------------------
in defending a civil or criminal proceeding described in this Section 8 will be paid by the Company in advance of the final disposition of the proceeding within ten (10) days after the Executive submits a request for payment; provided however, that the Executive has undertaken in writing to repay such amounts if he is ultimately found not to be entitled to indemnification by the Company.

     Section 8.4.  Non-Exclusivity; Continuity.  The indemnification provided
                   ---------------------------
for by this Agreement will not be exclusive and the Company may make any other indemnification allowed by law. The indemnification provided for by this Agreement will continue after the Executive has ceased to be a director, officer, employee, or agent of the Company or ceases to serve at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise and will inure to the Executive's heirs, executors, and administrators.

     Section 8.5.  No Subrogation.  The indemnification provided for by this
                   --------------
Agreement will be personal in nature and the Company will not have any liability under this Section 8 to any insurer or any person, corporation, partnership, trust or association or other entity (other than heirs, executors or administrators) by reason of subrogation, assignment, or succession by any other means to the claim of the Executive.

Section 9.  Compliance With Other Agreements.
            --------------------------------

     The Executive represents and warrants to the Company that he is free to enter this Agreement and that the execution of this Agreement and the performance of the obligations under this Agreement will not, as of the date of this Agreement or with the passage of time, conflict with, cause a breach of or constitute a default under any agreement to which the Executive is a party or may be bound.

Section 10.  Severability.
             ------------

     Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal or invalid, then the remainder of this Agreement will not be affected. Moreover, any provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy will be modified as necessary so that it is not unreasonable, arbitrary or against public policy.

Section 11.  Waivers.
             -------

     A waiver by a party to this Agreement of any breach of this Agreement by the other party will not operate or be construed as a waiver of any other breach or of the same breach on a future occasion. No delay or omission by either party to enforce any rights it may have under this Agreement will operate or be construed as a waiver.

Section 12.  Modification.
             ------------

     This Agreement may not be modified or amended except by a writing signed by both parties.

Section 13.  Headings.
             --------

     The various headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

Section 14.  Counterparts.
             ------------

     This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

Section 15.  Number and Pronouns.
             -------------------

     Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender will include the masculine, feminine and neuter genders.

Section 16.  Survival of Representations and Warranties.
             ------------------------------------------

     The respective representations and warranties of the parties to this Agreement will survive the execution of this Agreement and continue without limitation.

Section 17.  Assignment; Binding Effect.
             --------------------------

     Neither this Agreement nor any right or interest hereunder shall be assignable by either the Executive or the Company without the other party's prior written consent; provided, however, that nothing in this Section 17 shall preclude (a) the Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (b) the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

     In addition, at the request of the Executive, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession will be a breach of this Agreement and will entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment was terminated by the Company without cause.

     Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, administrators, executors, successors and assigns.

Section 18.  Arbitration.
             -----------

     The Company and the Executive hereby consent to the resolution by arbitration of all disputes, claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with the Executive's employment with the Company or the termination of the Executive's employment, that the Company may have against the Executive or that the Executive may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise, whether or not such dispute, claim or controversy concerns the terms of this Agreement. Any such arbitration shall be in accordance with the procedures of the American Arbitration Association ("AAA"). The arbitration hearing will be held before an experienced employment arbitrator or panel of arbitrators licensed to practice law in the State of Georgia and selected by and in accordance with the rules of the AAA, as the exclusive remedy for such dispute, claim or controversy. The forum for such arbitration shall be Atlanta, Georgia. The party seeking arbitration of a dispute, claim or controversy as required by this Section 18 must give specific written notice of any such dispute, claim or controversy to the other party within six (6) months of the date the party seeking arbitration first has knowledge of the event giving rise to such dispute, claim or controversy;

otherwise, the dispute, claim or controversy shall be void and deemed waived, even if there is a federal or state statute of limitations which would have given more time to pursue the dispute, claim or controversy. Notwithstanding the foregoing, the Company shall have the right to seek temporary and/or preliminary injunctive relief in a court of competent jurisdiction to enforce the terms of
Section 6 hereof. Moreover, this agreement to arbitrate does not apply to or cover other claims by the Company or any non-party to this Agreement for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information. The ultimate resolution of the underlying issues in such litigation shall, however, be subject to this agreement by the parties to resolve any disputes, claims or controversies by arbitration as set forth herein.

Section 19.  Entire Agreement.
             ----------------

     With respect to its subject matter, this Agreement constitutes the entire understanding of the parties superseding all prior agreements, understandings, negotiations and discussions between them, whether written or oral, and there are no other understandings, representations, warranties or commitments with respect thereto.

Section 20.  Governing Law; Venue.
             --------------------

     This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of Georgia without reference to conflicts of law. Venue for the purposes of any litigation in connection with this Agreement will lie solely in the state or superior courts in and for Fulton County, Georgia or the United States District Court in and for the Northern District of Georgia.

Section 21.  Notices.
             -------

     Any notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, two (2) days after being mailed postage prepaid by certified or registered mail with return receipt requested, or when delivered by overnight delivery service or by facsimile to the recipient at the following address or facsimile number, or to such other address or facsimile number as to which the other party subsequently shall have been notified in writing by such recipient:

     If to the Company:

          Premiere Technologies, Inc.
          3399 Peachtree Road, N.E.
          The Lenox Building
          Suite 600
          Atlanta, GA 30326
          Attn: Chief Executive Officer
          Facsimile:  (404) 262-8522

     With a copy to (which shall not constitute notice):

          Premiere Technologies, Inc.
          3399 Peachtree Road, N.E.
          The Lenox Building
          Suite 600
          Atlanta, GA 30326
          Attn: Chief Legal Officer
          Facsimile:  (404) 262-8540

     If to the Executive:

          Harvey A. Wagner
          2660 Peachtree Road, N.E.
          Unit 32G
          Atlanta, Georgia 30305

     The parties have executed this Agreement effective as of the 4th day of May, 1998.

                                       PREMIERE TECHNOLOGIES, INC.


                                       By: /s/ Patrick G. Jones
                                           -------------------
                                           Patrick G. Jones


                                       THE EXECUTIVE


                                       /s/ Harvey A. Wagner
                                       --------------------
                                       Harvey A. Wagner

                                                                      EXHIBIT A

                                 PROMISSORY NOTE

$100,000.00                                                  ____________, 1998


  HARVEY A. WAGNER (hereinafter referred to as "Debtor"), for value received, hereby promises to pay to the order of PREMIERE TECHNOLOGIES, INC., a Georgia corporation (hereinafter referred to as "Payee"), the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), on ___________, 2000,
together with interest on the unpaid principal balance at the rate of _________ percent (____%) per annum [the applicable Federal rate under IRC (S)1274(d) in effect on the date of this Note], compounded annually. Any principal of or interest on this Note not paid when due shall bear interest after such due date until paid at the rate of __________ percent (____%) per annum [two points higher than the primary interest rate], and Debtor shall pay all costs of collection. The principal hereof and the interest thereon are payable at 3399 Peachtree Road, Suite 600, Atlanta, GA 30326, or at such other place as Payee may from time to time designate to Debtor in writing, in coin or currency of the United States of America.

  PREPAYMENT. Debtor may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium.

  EVENTS OF DEFAULT. If any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then this Note shall thereupon be and become, forthwith due and payable, without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived:

  (a) If Debtor defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for ten (10) days after Debtor receives notice from Payee of such default; or

  (b) If Debtor makes an assignment for the benefit of creditors or admits in writing her inability to pay his debts generally as they become due; or

  (c) If an order, judgment or decree is entered adjudicating Debtor bankrupt or insolvent; or

  (d) If Debtor petitions or applies to any tribunal for the appointment of a trustee or receiver of Debtor, or of any substantial part of the assets of Debtor, or commences any proceedings relating to Debtor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

  (e) If any such petition or application is filed, or any such proceedings are commenced, against Debtor, and Debtor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than ninety (90) days.

  CANCELLATION OF DEBT. If Debtor is employed by Payee on the first anniversary of this Note, one-half (1/2) of the unpaid principal of this Note and all accrued interest thereon shall be cancelled, and if Debtor is employed by Payee on the second anniversary of this Note, the balance of the unpaid principal of this Note and all accrued interest thereon shall be cancelled. If Debtor's employment is terminated by Payee without "cause" (as defined in Debtor's Executive Employment and Incentive Option Agreement with Payee) prior to the second anniversary of this Note, then the entire amount of the unpaid principal of this Note and all accrued interest thereon shall be cancelled as of the termination date.

  WAIVER. Any failure on the part of Payee at any time to require the performance by Debtor of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

  TIME.  Time is of the essence.

  NOTICES. All notices, requests, demands and other communications to Debtor hereunder shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, when mailed postage prepaid by registered or certified mail with return receipt requested, or when delivered by overnight delivery service to 2660 Peachtree Road, N.W., Unit 32G, Atlanta, GA 30305, or to such other address as Debtor may designate to Payee in writing.

  APPLICABLE LAW. This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia.

  IN WITNESS WHEREOF, Debtor has executed this Note under seal as of the date first set forth above.


                                                                         (L.S.)
                                                -------------------------
                                                HARVEY A. WAGNER

                                       2